PRESS RELEASE
                                       OF
                 THE UNIVERSITY OF NORTH CAROLINA AT CHAPEL HILL
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              BILL & MELINDA GATES FOUNDATION AWARDS $15.1 MILLION
               TO TREAT AFRICAN SLEEPING SICKNESS, LEISHMANIASIS


      CHAPEL HILL, N.C. - The Bill & Melinda Gates Foundation has awarded $15.11 million to an international consortium of researchers, led by a University of North Carolina at Chapel Hill scientist, to develop new drugs to fight African sleeping sickness and leishmaniasis -- two diseases that are killing and infecting millions of people in developing nations.

      The five-year grant brings together some of the world's top experts in drug development and delivery to target two common parasitic diseases: African trypanosomiasis, or sleeping sickness, and leishmaniasis.

      Dr. Richard R. Tidwell, a professor in UNC-Chapel Hill's schools of medicine and pharmacy, is principal investigator for the project, which involves a consortium of more than a dozen faculty and scientists from UNC-CH, Georgia State University, the London School of Hygiene and Tropical Medicine, Ohio State University, the Swiss Tropical Institute, the Kenya Trypanosomiasis Research Institute and Immtech International Inc.

      "We are proud of the leadership role that Dr. Tidwell and his colleagues have been selected to play in the international battle against two insidious diseases that have caused so much pain, suffering and despair," said UNC-Chapel Hill Chancellor James Moeser. "This generous grant will enable an impressive array of collaborators from academia, government and the private sector to conduct research that, through the successful development of new drug therapies, can dramatically improve people's lives."

      The grant will fill a critical void in research funding for the two tropical diseases, Tidwell said.

      "Although the pharmaceutical industry has made efforts to help fight these diseases by donating drugs and money, it cannot dedicate the research funds or technical resources necessary to search for new, more effective drugs," he said. "In the competitive marketplace, major pharmaceutical companies must concentrate on high-profile diseases with more potential for profits. This grant will create a world-class academic and scientific consortium that can do the job."



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      A key component of the consortium is Immtech, a Vernon Hills, Ill.-based biopharmaceutical firm that is already conducting clinical trials and would manufacture and distribute the new drugs to the affected nations, Tidwell said.

      "Trypanosomiasis and leishmaniasis have a devastating impact on much of the developing world," said Dr. Gordon Perkin, director of the Global Health Program at the Bill & Melinda Gates Foundation. "New drugs are desperately needed and we're optimistic that this consortium will not only be able to develop them, but will ensure that they are distributed to those who are infected as quickly and efficiently as possible."

      African sleeping sickness, which is fatal unless treated, spreads among people bitten by the tsetse fly. Symptoms begin with a low-grade fever, pain in the joints and itchy skin. Eventually, the parasites carrying the disease enter the brain. Then hallucinations and unpredictable, disruptive behavior are common. A victim experiences excruciating pain and eventually lapses into a coma before dying.

      In central Africa, experts estimate up to 450,000 people are infected and that the disease has spread three times faster than HIV, the virus that causes AIDS. Epidemic levels of infection have been reported in the Democratic Republic of Congo, Angola, Sudan and Uganda. More than 60 million people are believed to be at risk of infection in some 36 African nations.

      Leishmaniasis is caused by a parasite that can live in people, dogs and rodents. Spread by the bites of tiny sand flies, the disease causes lesions, severe disfigurement and, when the parasites invade internal organs, death. An estimated 12 million people in 88 countries worldwide have the disease. Most cases are reported in developing nations; the Sudan has been especially hard-hit with a recent outbreak.

      The handful of drugs currently available to treat sleeping sickness has major drawbacks, including severe toxic side effects that can be fatal. Evidence also suggests that the disease is becoming increasingly resistant to melasoprol, the most commonly used drug. The few drugs available to treat leishmaniasis also produce adverse side effects and require extended dosage regimens. Drugs used to treat both diseases must be given by injection - a major problem in developing nations with severely limited access to health care.

      The new grant will extend a decade of work by Tidwell and his colleagues. In 1990, their research supported by the National Institutes of Health showed that drugs synthesized to fight AIDS-related infections were effective against sleeping sickness and leishmaniasis. The discovery by Tidwell and Dr. David Boykin of Georgia State University led to further experiments with a drug compound called DB 289. That compound allows medication to be orally absorbed and converted to an active state through the body's normal enzyme systems.



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      The UNC-CH team developed and patented the compound, which the university has licensed to Immtech. The firm already has received approval to begin the first phase of human clinical trials for DB 289 as an anti-infective drug to treat pneumocystis carinnii pneumonia, an opportunistic fungal infection that is potentially fatal in immune-suppressed patients. That study is being conducted by Parexel International in Berlin, Germany, and, to date, has not turned up any evidence of even moderate side effects.

      "We are encouraged that the initial research effort has identified a lead drug that is an excellent candidate for treating African sleeping sickness and we plan to begin advanced trials of this drug next year in Africa," said T. Stephen Thompson, president and chief executive officer of Immtech.

      Although DB 289 in its present form does not appear to be effective against leishmaniasis, the new grant also will permit the consortium to continue searching for new drugs to treat that disease. Several drug designs under study have produced promising laboratory results, Tidwell said.

      Besides Tidwell, other key UNC-Chapel Hill team members are Dr. James E. Hall, associate professor, and Gary Pollack, professor, School of Pharmacy, and John R. Seed, professor, School of Public Health.

      Other consortium members include Drs. Simon Croft, reader at the London School of Hygiene and Tropical Medicine and director of the World Health Organization's Tropical Disease Research Drug Discovery Project; Karl Werbovetz, assistant professor at Ohio State; Reto Brun, head of protozoology and chemotherapy, and Christian Burri, head of the pharmaceutical medicine unit, both of the Swiss Tropical Institute; as well as J. Mathu Ndung'u, director of the Kenya Trypanosomiasis Research Institute, and Raymond E. Mdachi, head of that institute's pharmacology division.

      The Bill & Melinda Gates Foundation is dedicated to improving people's lives by sharing advances in health and learning with the global community. Led by Bill Gates' father, William H. Gates Sr., and Patty Stonesifer, the Seattle-based foundation has an asset base of $21.8 billion.


NOTE: Tidwell can be reached at tidwell@med.unc.edu. For more on the Gates foundation, go to www.gatesfoundation.org. For UNC-Chapel Hill news, go to www.unc.edu/news/newsserv/ For Immtech, click to www.immtech-international.com.

GATES FOUNDATION CONTACT: ANNEMARIE HOU, (206) 709-3265,
MEDIA@GATESFOUNDATION.ORG UNC-CH CONTACT: MIKE MCFARLAND, (919) 962-8593, MIKE_MCFARLAND@UNC.EDU